As filed with the Securities and Exchange Commission on August 11, 2004

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VERILINK CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	94-2857548 (I.R.S. Employer Identification Number)

127 JETPLEX CIRCLE
MADISON, ALABAMA 35758
(Address of Principal Executive Offices) (Zip Code)

VERILINK CORPORATION 2004 STOCK INCENTIVE PLAN

LARSCOM INCORPORATED STOCK INCENTIVE PLAN
(as assumed by Verilink Corporation)

LARSCOM INCORPORATED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
(as assumed by Verilink Corporation)

VINA TECHNOLOGIES, INC. 2000 STOCK INCENTIVE PLAN
(as assumed by Verilink Corporation)

VINA TECHNOLOGIES, INC. 1998 STOCK OPTION PLAN
(as assumed by Verilink Corporation)

VINA TECHNOLOGIES, INC. 1996 STOCK OPTION/STOCK ISSUANCE PLAN
(as assumed by Verilink Corporation)

(Full Title of the Plans)

LEIGH S. BELDEN
PRESIDENT AND CHIEF EXECUTIVE OFFICER
127 JETPLEX CIRCLE
MADISON, ALABAMA 35758
(256) 327-2001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Eliot W. Robinson, Esq.
Powell, Goldstein, Frazer & Murphy LLP
Sixteenth Floor
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 572-6600

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount To Be	Offering Price	Aggregate Offering	Amount of
To Be Registered	Registered(1)	Per Share(2)	Price(3)	Registration Fee
Common Stock, par value $0.01 per share, issuable under the Verilink Corporation 2004 Stock Incentive Plan	10,300,000 (4)	$3.07	$31,621,000	$4,006
Common Stock, par value $0.01 per share, issuable under the Larscom Incorporated Stock Incentive Plan	601,675	$3.07	$1,847,142	$234
Common Stock, par value $0.01 per share, issuable under the Larscom Incorporated Stock Option Plan For Non-Employee Directors	14,320	$3.07	$43,962	$6
Common Stock, par value $0.01 per share, issuable under the VINA Technologies, Inc. 2000 Stock Incentive Plan	34,751	$3.07	$10,669	$1
Common Stock, par value $0.01 per share, issuable under the VINA Technologies, Inc. 1998 Stock Option Plan	15,070	$3.07	$46,265	$6
Common Stock, par value $0.01 per share, issuable under the VINA Technologies, Inc. 1996 Stock Option/Stock Issuance Plan	3,472	$3.07	$10,659	$1
Total	10,969,288	$3.07	$33,579,697	$4,254

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the Verilink Corporation 2004 Stock Incentive Plan, Larscom Incorporated Stock Incentive Plan, Larscom Incorporated Stock Option Plan For Non-Employee Directors, VINA Technologies, Inc. 2000 Stock Incentive Plan, VINA Technologies, Inc. 1998 Stock Option Plan and VINA Technologies, Inc. 1996 Stock Option/Stock Issuance Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) using the average of the high ($3.29) and low ($2.85) sale prices for the Registrant’s common stock, par value $.01, per share, reported by the Nasdaq National Market on August 4, 2004.

(3)	The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

(4)	The maximum number of shares that may be reserved for issuance under the Verilink Corporation 2004 Stock Incentive Plan over its 10-year term, pursuant to annual increases in the number of shares reserved for issuance under such plan. The number of shares reserved for issuance is initially 1,300,000 and will automatically increase on an annual basis by the lesser of (a) 1,000,000 or (b) 1,800,000 minus the maximum number of shares available for issuance under such plan immediately prior to the calculation of the annual adjustment.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

     The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) have been or will be sent or given to participants in the plans listed on the cover of the Registration Statement (the “Plans”) as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

     The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	Annual Report on Form 10-K for the fiscal year ended June 27, 2003 filed on September 24, 2003, as amended by Form 10-K/A filed on April 22, 2004 (Commission File No. 000-28562).

•	Quarterly Report on Form 10-Q for the quarter ended April 2, 2004 filed on May 17, 2004 (Commission File No. 000-28562).

•	Quarterly Report on Form 10-Q for the quarter ended January 2, 2004 filed on February 17, 2004, as amended by Form 10-Q/A filed on April 22, 2004 (Commission File No. 000-28562).

•	Quarterly Report on Form 10-Q for the quarter ended October 3, 2003 filed on November 17, 2003, as amended by Form 10-Q/A filed on April 22, 2004 (Commission File No. 000-28562).

•	Current Report on Form 8-K filed on August 11, 2004.

•	Current Report on Form 8-K filed on July 28, 2004.*

•	Current Report on Form 8-K filed on April 30, 2004.

•	Current Report on Form 8-K filed on April 28, 2004.*

•	Current Report on Form 8-K filed on February 20, 2004, as amended by Form 8-K/A filed on April 20, 2004 and June 9, 2004.

•	The description of the Registrant’s Common Stock which is contained in its Registration Statement on Form 8-A dated June 7, 1996, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	The description of the Registrant’s Preferred Share Purchase Rights which is contained in its Registration Statement on Form 8-A dated December 6, 2001, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

*	This report contains information furnished to the SEC under Item 12 of Form 8-K which, pursuant to General Instruction B(6) of Form 8-K, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act and we are not subject to the liabilities imposed by that section. We are not incorporating and will not incorporate by reference into this prospectus past or future information or reports furnished or that will be furnished under Items 9 and/or 12 of Form 8-K.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date upon which this offering is terminated shall be deemed to be incorporated by reference herein and to be part hereof from the date any such document is filed.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Officers and Directors.

     Delaware law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions. The effect of this provision is to eliminate the personal liability of directors to the company or its stockholders for monetary damages for actions involving a breach of their fiduciary duty of care, including any actions involving gross negligence.

     Delaware law also provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

     Delaware law further provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

     Additionally, under Delaware law, a corporation generally has the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Verilink’s certificate of incorporation eliminates to the fullest extent permissible under Delaware law the liability of directors to Verilink and its stockholders for monetary damages for breach of fiduciary duty as a director. This provision does not eliminate liability: (a) for any breach of a director’s duty of loyalty to Verilink or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) in connection with payment of any illegal dividend or illegal stock repurchase; or (d) for any transaction from which the director derives an improper personal benefit. In addition, these provisions do not apply to equitable remedies such as injunctive relief.

     Verilink’s bylaws provide that indemnification of directors and officers must be provided to the fullest extent permitted under Delaware law and Verilink’s certificate of incorporation.

     The above discussion of Delaware law and of Verilink certificate of incorporation is not intended to be exhaustive and is qualified in its entirety by such statutes and Verilink’s certificate of incorporation, as amended and restated.

     Verilink has obtained insurance policies insuring its directors and officers against some liabilities they may incur in their capacity as directors and officers.

Item 7. Exemption from Registration.

     Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5	Opinion of Powell, Goldstein, Frazer & Murphy LLP.
10.1	Verilink Corporation 2004 Stock Incentive Plan (incorporated by reference to Annex E of the Joint Proxy Statement/Prospectus, dated June 24, 2004, forming a part of the Verilink Corporation Registration Statement on Form S-4 (File No. 333-116472)).
10.2	Larscom Incorporated Stock Incentive Plan (incorporated by reference to Appendix A to the Larscom Incorporated Registration Statement on Form S-4 (SEC File No. 333-104554)).
10.3	Larscom Incorporated Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Larscom Incorporated Registration Statement on Form S-1 (SEC File No. 333-14001)), as amended by the Certificate of Amendment thereto (incorporated by reference to Exhibit 10.1.1 to the Larscom Incorporated Annual Report on Form 10-K for the fiscal year ended December 31, 2001).
10.4	VINA Technologies, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.1.4 of the VINA Technologies, Inc. Registration Statement on Form S-1 (SEC File No. 333-36398)).
10.5	VINA Technologies, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.1.2 of the VINA Technologies, Inc. Registration Statement on Form S-1 (SEC File No. 333-36398)).
10.6	VINA Technologies, Inc. 1996 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 10.1 of the VINA Technologies, Inc. Registration Statement on Form S-1 (SEC File No. 333-36398)).
23.1	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5).
23.2	Consent of PricewaterhouseCoopers LLP.
24	Power of Attorney (see signature page to this Registration Statement).

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Alabama, on this the 11th day of August 2004.

VERILINK CORPORATION
By:	/s/ Leigh S. Belden
Leigh S. Belden
President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Leigh S. Belden and C.W. Smith, or either of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on August 11, 2004 by the following persons in the capacities indicated.

/s/ Leigh S. Belden Leigh S. Belden	President, Chief Executive Officer and Director	August 11, 2004
/s/ C. W. Smith C. W. Smith	Vice President and Chief Financial Officer	August 11, 2004
/s/ Howard Oringer Howard Oringer	Chairman of the Board	August 11, 2004
/s/ Steven C. Taylor Steven C. Taylor	Director	August 11, 2004
/s/ John E. Major John E. Major	Director	August 11, 2004
/s/ John A. McGuire John A. McGuire	Director	August 11, 2004
/s/ Desmond P. Wilson III Desmond P. Wilson III	Director	August 11, 2004

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Powell, Goldstein, Frazer & Murphy LLP.
10.1	Verilink Corporation 2004 Stock Incentive Plan (incorporated by reference to Annex E of the Joint Proxy Statement/Prospectus, dated June 24, 2004, forming a part of the Verilink Corporation Registration Statement on Form S-4 (File No. 333-116472)).
10.2	Larscom Incorporated Stock Incentive Plan (incorporated by reference to Appendix A to the Larscom Incorporated Registration Statement on Form S-4 (SEC File No. 333-104554)).
10.3	Larscom Incorporated Stock Option Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.1 to the Larscom Incorporated Registration Statement on Form S-1 (SEC File No. 333-14001)), as amended by the Certificate of Amendment thereto (incorporated by reference to Exhibit 10.1.1 to the Larscom Incorporated Annual Report on Form 10-K for the fiscal year ended December 31, 2001).
10.4	VINA Technologies, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.1.4 of the VINA Technologies, Inc. Registration Statement on Form S-1 (SEC File No. 333-36398)).
10.5	VINA Technologies, Inc. 1998 Stock Option Plan (incorporated by reference to Exhibit 10.1.2 of the VINA Technologies, Inc. Registration Statement on Form S-1 (SEC File No. 333-36398)).
10.6	VINA Technologies, Inc. 1996 Stock Option/Stock Issuance Plan (incorporated by reference to Exhibit 10.1 of the VINA Technologies, Inc. Registration Statement on Form S-1 (SEC File No. 333-36398)).
23.1	Consent of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibit 5).
23.2	Consent of PricewaterhouseCoopers LLP.
24	Power of Attorney (see signature page to this Registration Statement).